Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SCIPLAY CORPORATION

ARTICLE I

Offices, Corporate Seal

Section 1.01  Offices.  SciPlay Corporation (the “Corporation”) shall have a registered office, a principal office and such other offices as the board of directors of the Corporation (the “Board of Directors”) may determine.

Section 1.02  Corporate Seal.  There shall be no corporate seal.

ARTICLE II

Meetings of Stockholders

Section 2.01  Place and Time of Meetings.  Meetings of the stockholders may be held at such place, on such date and at such time as may be designated by the Board of Directors.

Section 2.02  Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held at such place, on such date and at such time as designated by the Board of Directors.  The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting.  Except as otherwise restricted by the articles of incorporation of the Corporation (as amended or amended and restated from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.03  Special Meetings.  Special meetings of stockholders may be called only in the manner provided in Article VII(B) of the Articles of Incorporation. Special meetings validly called in accordance with Article VII(B) of the Articles of Incorporation shall be held at the date and time specified in the notice of the meeting.  No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.  Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

Section 2.04  Quorum; Adjourned Meetings.  Except as otherwise provided by law or by the Articles of Incorporation, the holders of shares representing at least a majority of the voting power of the Corporation’s outstanding shares of capital stock, present in person or by proxy (regardless of whether the proxy has authority to vote on all matters), shall constitute a quorum for the transaction of business at any annual or special meeting.  If, on any issue, voting by classes or series is required by law, the Articles of Incorporation or these Bylaws, the holders of at least a majority of the voting power, present in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.  If a quorum of a class or series is not present at a meeting, the chairman of the meeting or the holders of shares representing at least a majority of the voting power of such class or series, present in person or by proxy (regardless of whether the proxy has authority to vote on all matters), may adjourn the meeting with respect to any vote to be taken by such class or series until a quorum shall be represented.  Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.05  Organization.  At each meeting of the stockholders, (a) the Chairman of the Board of Directors or, in his or her absence the President, or in his or her absence the chairman chosen by a majority of the voting power of the stockholders present in person or proxy, shall act as chairman; and (b) the Secretary of the Corporation, or in his or her absence an Assistant Secretary, or in his or her absence any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 2.06  Voting.  Except as otherwise provided by law, each holder of capital stock of any class of the Corporation shall be entitled to the number of votes for each share of capital stock of the applicable class, in each case, held by such stockholder and registered in his, her or its name on the books of the Corporation, as set forth in the Articles of Incorporation.  Upon the request of any stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote at such meeting, or if directed by the chairman of the meeting in his or her discretion, the vote on any question before a meeting or the election of directors shall be by written ballot.  All questions at a meeting, other than the election of directors, shall be decided by a majority of the votes cast at the meeting, unless otherwise required by law, the Articles of Incorporation or these Amended and Restated Bylaws (as amended or amended and restated from time to time, the “Bylaws”).  If, on any issue, voting by classes or series is required by law, the Articles of Incorporation or these Bylaws, a majority of the votes of such class or series cast at a meeting shall be the act of such class or series, unless otherwise required by law, the Articles of Incorporation or these Bylaws.  If a quorum is present, directors shall be elected by a plurality of the votes cast at a meeting.

Section 2.07  Inspectors of Election.  At each meeting of the stockholders, the chairman of such meeting may appoint two inspectors of election.  Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his or her ability.  Such inspectors of election, if any, may (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the number of shares and the number of votes entitled to be cast, in each case at a meeting, and the validity of the proxies or ballots; (c) count all votes and ballots; (d) determine any challenges made to any determination made by the inspectors and (e) certify in a report in writing to the secretary of such meeting the determination of the number of shares represented and votes entitled to be cast at the meeting and the results of all votes and ballots.  An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested.

Section 2.08  Notices of Meetings and Consents.  Except as otherwise provided by the Articles of Incorporation or by the Nevada Revised Statutes (as amended from time to time, the

“NRS”), a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to such stockholder personally or depositing the same in the United States mail, postage prepaid, directed to him or her at the post office address shown upon the records of the Corporation.  Service of notice is complete upon mailing.  Every notice of a meeting of stockholders shall state the place, date and hour of the meeting, the means of electronic communication, if any, by which the stockholder or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410.

Section 2.09  Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize a proxy to represent him or her at the meeting by an instrument executed in writing.  Each such proxy shall be valid until its expiration or revocation in a manner permitted by the laws of the State of Nevada.  A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power.  Subject to the above, any proxy may be revoked if an instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary or another person appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots, or, in the case of a meeting of stockholders, the stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the Corporation when the votes are counted.

Section 2.10  Waiver of Notice.  Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed or by transmission of an electronic record by the person or persons entitled to the notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

Section 2.11  Written Action.  Except in as provided by and in accordance with Article VII(A) of the Articles of Incorporation, no action shall be taken by the stockholders except at an annual or special meeting of the stockholders called and noticed in the manner required by these Bylaws.

Section 2.12  Order of Business.

(a)  Annual Meetings of Stockholders.  At any annual or special meeting of the stockholders, only such business shall be conducted or considered (including, in the case of an annual meeting, nominations of persons for election to the Board of Directors), as shall have been properly brought before the meeting.  For such business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before such meeting by a stockholder of the Corporation in accordance with these Bylaws.

(b)  General.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 2.13  Notice of Stockholder Business and Nominations.

(a)  Timing Requirements.  With respect to any nominations or any other business to be brought before an annual meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; provided, further, that for purposes of calculating the timeliness of any stockholder notice for the 2020 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be [•], 2019.

With respect to any business to be properly requested to be brought before a special meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Corporation.

Except as required by the NRS or Section 8.01 of these Bylaws, in no event shall any adjournment or postponement of an annual or special meeting of stockholders, as applicable, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(b)  Disclosure Requirements.  To be in proper form, a stockholder’s notice to the Secretary must include the following, as applicable:  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:  (i) the name and address of such stockholder, as they appear on the Corporation’s books and of such beneficial owner or Control Person, if any, (ii) the number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect personal or other material interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder, the beneficial owner and Control Person, if any, will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and (viii) any other information relating to such stockholder, beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2.13, a “Control Person” shall be a director, executive, managing member or control person of such stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner.

Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.14  Remote Communications. A meeting of stockholders may be held solely by remote communication pursuant to this Section 2.14. Stockholders may participate in a meeting of stockholders by means of any electronic communications, videoconferencing, teleconferencing or other available technology. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder, and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting.

ARTICLE III

Board of Directors

Section 3.01  General Powers.  The business of the Corporation shall be managed by the Board of Directors.

Section 3.02  Number, Qualification and Term of Office.  The number of directors, except to the extent, if any, otherwise provided in the Articles of Incorporation, shall be established from time to time by a resolution adopted by a majority of the total number of authorized directors for the Board of Directors whether or not there exist any vacancies in previously authorized directorships.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  Directors need not be stockholders.  Each director shall hold office until the annual meeting of stockholders next held after his or her election or until the stockholders have elected directors by consent in writing without a meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  Nothing in this Section 3.02 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors each as provided in these Bylaws.

Section 3.03  Annual Meeting.  As soon as practicable after each election of directors, the Board of Directors shall meet at the registered office of the Corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as may come before the meeting.

Section 3.04  Regular Meetings.  Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

Section 3.05  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.06  Notice of Meetings.  No notice need be given of any annual or regular meeting of the Board of Directors.  Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four hours’ notice thereof to each director by mail, telephone, telegram, electronic transmission including email, or in person.  Notice shall be effective upon receipt.

Section 3.07  Waiver of Notice.  Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08  Quorum and Voting.  A majority of the directors then in office shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws, the Articles of Incorporation or the NRS require a greater number.

Section 3.09  Vacancies.  Vacancies on the Board of Directors shall be filled in the manner provided in the Articles of Incorporation.

Section 3.10  Removal.  A director may be removed from the Board of Directors by the stockholders only as provided in the Articles of Incorporation and the NRS.  Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation to the Chairman of the Board, if any, the President or the Secretary, or in the absence of all of them, any other officer.

Section 3.11  Committees of Directors.  The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.  Unless otherwise provided for in a resolution of the Board of Directors designating a committee pursuant to this Section 3.11:  (i) fifty percent (50%) or more of the authorized number of members of such committee shall constitute a quorum for the transaction of business of such committee and (ii) the vote of a majority of the members of such committee present at a meeting of such committee at which a quorum is present shall be the act of such committee except where otherwise required by these Bylaws or the charter of such committee.

Section 3.12  Written Action.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all directors or committee members consent thereto in writing.  The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and the written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.13  Compensation.  Directors who are not salaried officers of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum, or both, and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors.  All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof.  Any director may serve the Corporation in any other capacity and receive proper compensation therefor.  If the Board of Directors establishes the compensation of directors pursuant to this Section 3.13, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.14  Conference Communications.  Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of any conference telephone, electronic communications, videoconferencing, teleconferencing or other comparable communication technique or technology permitted under the NRS, including, without limitation, a telephone conference or similar method of communication whereby all persons participating in the meeting can hear and communicate to each other.  If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  For the purposes of establishing a quorum and taking any action at the meeting, such directors or members of the committee, as the case may be, participating pursuant to this Section 3.14 shall be deemed present in person at the meeting.

ARTICLE IV

Officers

Section 4.01  Number.  The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, or the equivalents of such officers.  The officers of the Corporation may consist of one or more Vice Presidents and any other officers and agents as the Board of Directors, by a majority vote of the total number of directors, may designate.  Any person may hold two or more offices.

Section 4.02  Election, Term of Office, and Qualifications.  At each annual meeting of the Board of Directors all officers shall be elected.  Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified, or until their earlier resignation or removal, or until such office is eliminated by a vote of the majority of all directors.  Unless they have resigned or been removed, officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

Section 4.03  Removal and Vacancies.  Any officer may be removed from his or her office by a majority vote of the total number of directors with or without cause.  A vacancy among the officers by death, resignation, removal or otherwise shall be filled for the unexpired term by the Board of Directors.

Section 4.04  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 4.05  President.  The President shall have general active management of the business of the Corporation.  In event of the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and directors.  The President shall see that all orders and resolutions of the directors are carried into effect.  The President may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and in general shall perform all duties usually incident to the office of the president.  The President shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4.06  Vice President.  Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President.  In the event of absence or disability of the President, Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.

Section 4.07  Secretary.  The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation.  The Secretary shall give proper notice of meetings of stockholders and the Board of Directors.  The Secretary shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.08  Treasurer.  The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed.  The Treasurer shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate.  The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation.  The Treasurer shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor.  The Treasurer shall render to the President and the Board of Directors whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.09  Execution of Contracts and Documents.  Except as otherwise directed by the Board of Directors, all contracts, deeds, promissory notes, checks, drafts, or other instruments calling for the payment of money shall be signed by the President or a Vice President and, if a second signature is required, the Secretary or Treasurer.  The Board of Directors may authorize the use of the facsimile signatures of any such persons.

Section 4.10  Duties of Other Officers.  The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

Section 4.11  Compensation.  The officers of the Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

ARTICLE V

Shares and Their Transfer

Section 5.01  Shares of Stock.  The shares of stock of the Corporation shall be represented by a certificate, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by such holder.  The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 5.04.

Section 5.02  Issuance of Stock.  The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors.  Treasury shares may be disposed of by the Corporation for such consideration as may be fixed by the Board of Directors.

Section 5.03  Transfer of Stock.  Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder’s legal representative or the holder’s attorney lawfully constituted in writing and, in the case of stock represented by a certificate or certificates, upon surrender of the certificate or the certificates for such stock, and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require).  The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation.  Subject to the Articles of Incorporation, the Board of Directors may from time to time establish rules and regulations governing the issuance, transfer and registration of shares of stock of the Corporation.

Section 5.04  Loss of Certificates.  Any stockholder claiming a certificate for stock to be lost, stolen, mutilated or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate.  The Corporation may then issue (a) a new certificate or certificates of stock or (b) uncertificated shares, for the same number of shares represented by the certificate claimed to have been lost, stolen, mutilated or destroyed.

Section 5.05  Facsimile Signatures.  Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

Books and Records, Audit, Fiscal Year

Section 6.01  Books and Records.  The Board of Directors of the Corporation shall cause to be kept:  (a) a share ledger which shall be a charge of an officer designated by the Board of Directors;

(b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 6.02  Audit.  The Board of Directors shall cause the records and books of account of the Corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

Section 6.03  Annual List.  The Board of Directors shall cause to be filed with the Nevada Secretary of State in each year the annual list required by law.

Section 6.04  Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE VII
Indemnification; Expenses

Section 7.01  Indemnification.  The Corporation shall indemnify and hold harmless, and the Board of Directors may authorize the purchase and maintenance of insurance or make other financial arrangements for the purpose of such indemnification, any person entitled to indemnification under Article XI(A) of the Articles of Incorporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such manner, under such circumstances and to the fullest extent permitted by the Articles of Incorporation and the NRS.

Section 7.02  Payment of Expenses.  In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Articles of Incorporation, these Bylaws or by agreement, the expenses of any current and former directors and officers incurred in defending any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such person in his or her capacity as a director or officer of the Corporation, or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner or fiduciary of, or in any other capacity for, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  To the extent that any current or former director or officer is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 7.03  Limitation on Liability.  The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS.  If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 7.04  Amendment.  Any amendment to or repeal of any provision or section of this ARTICLE VII shall be prospective only, and shall not apply to or have any effect on the right or protection of, or the liability or alleged liability of, any current or former director or officer of the Corporation existing prior to or at the time of such amendment or repeal. In the event of any conflict between any provision or section of this ARTICLE VII and any other article of the Bylaws, the terms and provisions of this ARTICLE VII shall control.

ARTICLE VIII
Miscellaneous

Section 8.01  Fixing Date for Determination of Stockholders of Record.

(a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

(b)  If no record date is fixed:

(1)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting or to any postponement of any meeting of stockholders to a date not more than 60 days after the record date; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set forth for the original meeting.

Section 8.02  Periods of Time.  During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

Section 8.03  Voting Securities Held by the Corporation.  Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation (a) to attend, to act and to vote at any meeting of security holders or owners of other entities in which the Corporation may hold securities or ownership interests; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other entity on behalf of the Corporation.  At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities or ownership interests that the Corporation might have possessed and exercised if it had been present.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 8.04  Purchase and Sale of Securities.  Unless otherwise ordered by the Board of Directors, the President shall have power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities or ownership interests of any other entity owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE IX
Amendments

These Bylaws may be amended, altered or repealed by a vote of the majority of the total number of directors or of the stockholders at any meeting upon proper notice.

ARTICLE X
Inapplicability of Acquisition of Controlling Interest Statutes

In accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the Corporation, shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

ARTICLE XI
General

Section 11.01  Forum for Adjudication of Disputes.  To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s

stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation (including any Preferred Stock Designation, as such term is defined in the Articles of Incorporation) or these Bylaws, (d) to interpret, apply, enforce or determine the validity of the Articles of Incorporation (including any Preferred Stock Designation, as such term is defined in the Articles of Incorporation) or these Bylaws or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.

Section 11.02  Deemed Notice and Consent.  To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws (including ARTICLE XI), (b) the Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law.

Section 11.03  Severability.  If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons, entities and circumstances shall not in any way be affected or impaired thereby.